UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 10, 2009

WENDY’S/ARBY’S GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-2207	38-0471180
(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia	30338
(Address of principal executive offices)	(Zip Code)

(678) 514-4100
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS

On June 10, 2009, Wendy’s/Arby’s Group announced that its wholly-owned subsidiary, Wendy’s International Holdings LLC (to be renamed “Wendy’s/Arby’s Restaurants LLC”), has commenced an offering of $550 million aggregate principal amount of its Senior Notes due 2016.  WIH intends to use the proceeds to optionally prepay approximately $125 million in borrowings outstanding under its existing senior secured term loan, plus accrued interest thereon, to pay the financing costs and other expenses in connection with the issuance of the notes and to make a distribution of the remaining proceeds to Wendy’s/Arby’s Group.  Wendy’s/Arby’s Group will use the proceeds of the distribution for general corporate purposes, which may include working capital, funding for key strategic growth initiatives, including new unit development, acquisitions of other restaurant companies, repayment or refinancing of indebtedness, and the return of capital to its stockholders, including through stock repurchases and/or dividends. There can be no assurances that the offering of the Notes will be completed as described herein or at all.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued by Wendy’s/Arby’s Group dated June 10, 2009.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WENDY’S/ARBY’S GROUP, INC.
By:	/s/ NILS H. OKESON
	Name:	Nils H. Okeson
	Title:	Senior Vice President, General Counsel and Secretary

Dated:  June 10, 2009

EXHIBIT INDEX

Exhibit

Number	Description

99.1	Press release issued by Wendy’s/Arby’s Group dated June 10, 2009.